EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Congoleum Corporation 1999 Stock Option Plan for Non-Employee Directors of our report dated February 12, 1999, with respect to the financial statements of Congoleum Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and our report on the financial statement schedule dated March 24, 1999, included therein, filed with the Securities and Exchange Commission.

          ERNST & YOUNG LLP

          By: /s/
          ___________________________

Philadelphia, Pennsylvania
July 30, 1999